UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2008
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51665 (Commission File Number)	20-0161599 (IRS Employer Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
          The information attached as Exhibits 99.1 and 99.2 to this report, relating to the clinical trial program for Somaxon Pharmaceuticals, Inc.’s product candidate SILENOR™ (doxepin HCl), was presented at the Associated Professional Sleep Societies (APSS) 22nd annual meeting in Baltimore, Maryland (the “Meeting”), commencing June 11, 2008. The information contained in Exhibits 99.1 and 99.2 to this report may also be presented from time to time by Somaxon at various investor and analyst meetings after the Meeting.
          The information in this Current Report on Form 8-K, including the slides attached hereto as Exhibits 99.1 and 99.2, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
          By filing this Current Report on Form 8-K and furnishing this information, Somaxon makes no admission as to the materiality of any information in this report. The information contained in the exhibits is summary information that is intended to be considered in the context of Somaxon’s filings with the SEC and other public announcements that Somaxon makes, by press release or otherwise, from time to time. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
          Somaxon cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. For example, statements regarding the interpretation of the results of Somaxon’s clinical trials and the FDA’s agreement therewith are forward looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, the potential for the FDA to impose non-clinical, clinical or other requirements to be completed before or after regulatory approval of SILENOR™; Somaxon’s ability to demonstrate to the satisfaction of the FDA that potential NDA approval of SILENOR™ is appropriate without standard, long-term carcinogenicity studies, given the context of completed trials and pending studies; the potential for SILENOR™ to receive regulatory approval for one or more indications and with a label that is consistent with Somaxon’s patent protection on a timely basis or at all; the timing and results of non-clinical studies for SILENOR™, and the FDA’s agreement with Somaxon’s interpretation of such results; the potential to enter into and the terms of any strategic transaction relating to SILENOR™; the scope, validity and duration of patent protection and other intellectual property rights for SILENOR™; Somaxon’s ability to have such patent protection provide exclusivity for SILENOR™; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; unexpected findings relating to SILENOR™ that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for SILENOR™; the market potential for insomnia, and Somaxon’s ability to compete; Somaxon’s ability to raise sufficient capital and meet its obligations to parties it contracts with relating to financing activity, and the impact of any such financing activity on the level of Somaxon’s stock price; and other risks detailed in Somaxon’s press releases as well as in its periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

     Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Somaxon Clinical Data Poster Presentation – dated June 11, 2008.

99.2	Somaxon Clinical Data Slide Presentation – dated June 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: June 12, 2008
	By: Name:	/s/ Meg M. McGilley Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Somaxon Clinical Data Poster Presentation – dated June 11, 2008.

99.2	Somaxon Clinical Data Slide Presentation – dated June 12, 2008.